Exhibit 10.2

SECURITY AGREEMENT

THIS AGREEMENT, made this 7th day of June, 2005, by and between SURPLUS ACQUISITION VENTURE, LLC, a Delaware limited liability company with principal business office located at 2131 K Street, N.W., Washington, D.C. 20003 (hereinafter called the “Debtor”) and UNITED BANK (hereinafter called the “Bank”).

W I T N E S S E T H   T H A T:

FOR VALUABLE CONSIDERATION, and pursuant to a loan agreement of even date herewith between the Bank, the Debtor and Liquidity Services, Inc. (“Liquidity”) (the “Loan Agreement”) and the Guaranty of even date herewith given by the Debtor to the Bank to secure the payment when due (whether at the stated maturity or by acceleration) of an indebtedness owed by Liquidity to the Bank pursuant to a loan in the amount of $3,000,000.00 (the “Loan”), plus interest or other amounts payable as set forth in a Note issued to evidence the Loan and any other documents issued in connection with the Loan, and also to secure any other indebtedness or liability of the Liquidity to the Bank, whether now existing or hereafter created or arising, direct or indirect, matured or unmatured, and whether absolute or contingent, joint, several, or joint and several, and no matter how the same may be evidenced or shall arise, including all future advances or loans which may be made at the option of the Bank (all hereinafter called the “Obligations”) the Debtor hereby grants and conveys to the Bank a security interest in and mortgages to the Bank:

(a)                                  The accounts receivables of Debtor as more specifically defined in Exhibit A attached hereto; and

(b)                                 The Inventory of Debtor as more specifically defined in Exhibit A hereto; and

(c)                                  All earnings, revenue, rents, issues, profits, amounts and other income of and from the aforesaid collateral; and

(d)                                 All increases, substitutions, renewals, replacements and accessions of and to any of the aforesaid collateral; and

(e)                                  All proceeds and products of the aforesaid collateral.

All of the above are hereinafter referred to as the “Collateral.”

1.                                       DEBTOR WARRANTS, CONVENANTS AND AGREES AS FOLLOWS:

PAYMENT	(a) To pay and perform all of the Obligations secured by this Agreement according to their respective terms.
DEFEND

(b) To defend the title to the Collateral against all persons and all claims and demands whatsoever, which Collateral, except for the security interest granted hereby, is lawfully owned by the Debtor and is now free and clear of any and all liens, security interests, claims, charges, encumbrances, taxes and assessments. The Debtor agrees not to transfer legal or equitable title to the Collateral to any other party without the Bank’s prior written consent.
ASSURANCE OF TITLE

(c) On demand of the Bank, to do the following:

furnish further assurance of title, execute any written agreement or do any other acts necessary to effectuate the purposes and provisions of this Agreement, execute any instrument or statement required by law or otherwise in order to perfect, continue or terminate the security interest of the Bank in the Collateral and pay all costs of filing in connection therewith.

POSSESSION

(d) Except for Collateral in the possession of the Bank, to retain possession of the Collateral during the existence of this Agreement and not to sell, exchange, assign, loan, deliver, lease, mortgage or otherwise dispose of same without the written consent of the Bank.

LOCATION	(e) To keep the Collateral at the location agreed to with the Bank and not to remove same (except in the usual course of business for temporary periods) without the prior written consent of the Bank.
LIENS	(f) To keep the Collateral free and clear of all liens, charges, encumbrances, taxes and assessments.
TAXES	(g) To pay, when due, all taxes, assessments and license fees relating to the collateral.
CHANGE OF ADDRESS	(h) To immediately notify the Bank in writing of any change in or discontinuance of the Debtor’s place or places of business and/or residence.

2.               GENERAL PROVISIONS:

NOTES	(a) Notes, if any, executed in connection with this Agreement, are separate instruments and may be negotiated by the Bank without releasing the Debtor, the Collateral, or any guarantor or co-maker.
NON-WAIVER

(b) Waiver of or acquiescence in any default by the Debtor, or failure of the Bank to insist upon strict performance by the Debtor of any warranties or agreements in this Agreement, shall not constitute a waiver of any subsequent or other default or failure.

NOTICES	(c) Notice to any party shall be in writing and shall be delivered personally or by mail, postage prepaid, addressed to the party at the address set forth or otherwise designated in writing.

LAW APPLICABLE

(d) The laws of the Commonwealth of Virginia shall govern the rights, duties and remedies of the parties and any provisions herein declared invalid under any law shall not invalidate any other provision of this Agreement.

DEFAULT	(e) The following shall constitute an Event of Default by the Debtor:
Non-payment	(1) Failure of the Debtor to pay any installment of principal and/or interest on the Obligations or any notes when due.

(2) The failure of the Debtor to perform or observe any of its nonmonetary obligations or covenants under this Agreement which failure continues for a period of ten (10) days after written notice to Debtor, provided however, that if such nonmonetary default is not capable of being cured within said ten (10) day grace period, the Debtor, shall have an additional thirty (30) days in which to cure said default, provided that the default can be cured within the thirty (30) days and Debtor, diligently and in good faith initiates and pursues such action as is reasonably required to cure said nonmonetary default.

Violation

(3) Failure of the Debtor or Surplus Acquisition Venture, LLC (the “Guarantor”) to comply with or perform any of the provisions of the Loan Agreement of even date herewith between Debtor, Guarantors and Bank, beyond any applicable cure period.

Misrepresentations	(4) False or misleading representations or warranties made or given by the Debtor in connection with this Agreement or any note.
Levy	(5) Subjection of the Collateral to levy of execution or other judicial process.
Insolvency

(6) Commencement of any insolvency proceeding by or against the Debtor or Guarantor of or surety for the Obligations and continuation of such proceeding beyond any applicable time allowed by the Loan Documents in which such party may have the proceeding dismissed, bonded off or otherwise cured without being in default.

Death	(7) Dissolution of the Debtor or of any guarantor of or surety for any of the Obligations.
Impairment of Security	(8) Any reduction in the value of the Collateral.
REMEDIES ON DEFAULT

(f) Upon any Event of Default, at the option of the Bank.

(1) the Obligations secured by this Agreement shall immediately become due and payable in full without notice or demand and the Bank shall have all the rights, remedies and acceleration privileges with respect to repossession, retention and sale of the Collateral and disposition of the proceeds as are accorded to a secured party by the applicable sections of the Uniform Commercial Code respecting “Default” in effect as of the date of this Agreement.

Attorneys’ Fees, etc.

(2) Upon any default, the Bank’s reasonable attorneys’ fees, costs or fees, costs of collection and the legal and other expenses for pursuing, searching for, receiving, taking, keeping, storing, advertising, and selling the Collateral shall be chargeable to the Debtor.

Deficiency	(3) The Debtor shall remain liable for any deficiency resulting from a sale of the Collateral and shall pay such deficiency forthwith on demand.
Monies Advanced

(4) If the Debtor shall default in the performance of any of the provisions of this Agreement on the Debtor’s part to be performed, Bank may perform same for the Debtor’s account and any monies expended in so doing shall be chargeable with interest to the Debtor and added to the indebtedness secured hereby.

Seizure; Assembly of Collateral; Notice of Sale

(5) In conjunction with, addition to or substitution for the foregoing rights, the Bank, at its discretion, may: (i) enter upon Debtor’s premises peaceably by the Bank’s own means or with legal process and take possession of the Collateral, or render it unusable, or dispose of the Collateral on the Debtor’s premises and the Debtor agrees not to resist or interfere; (ii) require the Debtor to assemble the Collateral and make it available to the Bank at a place to be designated by the Bank reasonably convenient to both parties (the Debtor agrees that the Bank’s address as set forth above is the place reasonably convenient for such assembling; (iii) unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank will give the Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice will be met if such notice is mailed, postage prepaid, to the address of the Debtor shown above, at least ten (10) days before the time of sale or disposition.

ASSIGNMENT

(g) The Bank may assign this Agreement and if assigned the assignee shall be entitled, upon notifying the Debtor, to performance of all of Debtor’s obligations and agreements hereunder the assignee shall be entitled to all of the rights and remedies of the Bank hereunder. The Debtor will assert no claims or defenses Debtor may have against the assignee.

FINANCING STATEMENTS	(h) The Bank is hereby authorized to file Financing Statements covering the Collateral and to sign the Debtor’s signature thereto.

CAPTIONS	(i) The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement nor the intent of any provision thereof.

3.                                       ADDITIONAL PROVISIONS:

BOOKS AND RECORDS

(a) The Debtor shall at all times maintain proper books of record and account in accordance with generally accepted accounting principles an procedures and will permit the Bank or its authorized officers or agents to have access to such books and records at all reasonable times.

FINANCIAL STATEMENTS

(b) The Debtor will provide the Bank with complete financial statements certified by an Officer of the Debtor (or an independent public accountant if required by the Bank), including both a balance sheet and profit and loss statements on a quarterly basis, and the Debtor will provide the Bank with such additional financial information as the Bank shall reasonably request from time to time.

PRINCIPAL PLACE OF BUSINESS

(c) The Debtor represents and warrants that its chief place of business and the office where its records with respect to accounts and/or contract rights are kept is at 2131 K Street, N.W., Washington, D.C. 20037.

GENDER AND NUMBER

(d) The gender and number used in this Agreement are used as a reference term only and shall apply with the same effect whether the parties are of the masculine or feminine gender, corporate or other form, and the singular shall likewise include the plural.

NO ORAL CHANGE	(e) This Agreement may not be changed orally.

IN WITNESS WHEREOF, the parties hereto have respectively signed and sealed these presents the day and year first above written.

DEBTOR:

SURPLUS ACQUISITION VENTURE,
LLC, A Delaware limited liability company

BY:	/s/ William P. Angrick,
William P. Angrick, III, Chairman of the Board
of Managers

UNITED BANK

BY:	/s/ Barbara Hart
Barbara Hart, Vice President

EXHIBIT A

All of the following assets and property of the Debtor/Borrower, wherever located whether now or hereafter owned or acquired:

1.                                       All Accounts of Debtor/Borrower which shall mean all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in or a lease of goods, all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or rising out of any present or future Chattel Paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in merchandise which gave rise to any or all of the foregoing, or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including real property mortgages) given by any person with respect to any of the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial desirable to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.

2.                                       All Chattel Paper of Debtor/Borrower which shall mean any writing or writings which evidence both a monetary obligation and a security interest in or lease of specific goods; any returned, rejected or repossessed goods covered by any such writing or writings and all proceeds (in any form including, without limitation, accounts, contract and general intangibles) of such returned, rejected or repossessed goods, and all proceeds (cash and non-cash) of the foregoing.

3.                                       All Inventory of Debtor/Borrower which shall mean all inventory of the Debtor/Borrower and all right, title and interest of the Debtor/Borrower in and to all of its now owned and hereafter acquired goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-progress, finished goods and materials and supplies of any kind, nature or description which are used or consumed in the Debtor’s/Borrower’s business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and any and all licenses, warranties, franchises, general intangibles, personal property and all documents of title or documents relating to the same and all proceeds (cash and non-cash) of the foregoing; EXCLUDING any and all such inventory owned, held or under the control of Debtor pursuant to any contract with the Defense Reutilization Marketing Service or any other agency of the government of the United States of America.

4.                                       All proceeds of all insurance now or hereafter carried by, or payable to Debtor/Borrower with respect to the aforesaid collateral, or otherwise now or hereafter payable with respect to any loss or damage of the aforesaid collateral, and all claims or demands with respect thereto.

5.                                       All right, title and interest of Debtor/Borrower in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to all or any portion of the above-listed collateral, hereafter acquired by, or released to Debtor/Borrower, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be.

6.                                       All earnings, revenues, rent, issues, profits, avails and other income of and from the aforesaid collateral.

7.                                       All proceeds of the conversion, voluntary or involuntary, of any of the collateral into cash or liquidated claims.

8.                                       All proceeds and products of the aforesaid collateral.